Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
ESSENTIAL THERAPEUTICS, INC., et al., [1]	)	Case No. 03-11317(MFW)
)
Debtors.	)	(Jointly Administered)
)
	)	Related Docket Items: 147

ORDER CONFIRMING JOINT PLAN OF REORGANIZATION OF

ESSENTIAL THERAPEUTICS, INC. AND ITS SUBSIDIARIES

Essential Therapeutics, Inc. (“Essential”), The Althexis Company, Inc. (“Althexis”), and Maret Corporation (“Maret”), debtors and debtors in possession (collectively, the “Debtors”), each having filed a voluntary petition (the “Petition”) for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) on May 1, 2003 (the “Petition Date”); and

The Debtors, on May 2, 2003, having filed the Joint Plan of Reorganization of Essential Therapeutics, Inc. and its Debtor Subsidiaries (the “Original Plan”) [Docket Item No. 11]; and

The Debtors, on May 19, 2003, having filed the Proposed Disclosure Statement With Respect To Joint Plan Of Reorganization of Essential Therapeutics, Inc. and its Debtor Subsidiaries (the “Proposed Disclosure Statement”) [Docket Item No. 60]; and

The Debtors, on June 2, 2003, having filed a Motion for Order (a) Approving Form of Ballot, Voting Deadline and Solicitation Procedures, (b) Approving Form and Manner of Notice and (c) Approving Disclosure Statement (the “Solicitation Procedures Motion”) [Docket Item No. 101]; and

1 The Debtors are the following entities: Essential Therapeutics, Inc., The Althexis Company, Inc., and Maret Corporation.

Narragansett Asset Management LLC, on June 16, 2003, having filed its Objection to Adequacy of Proposed Disclosure Statement (the “Disclosure Statement Objection”) [Docket Item No. 119]; and

The Debtors, on June 20, 2003, having filed and served a Revised [Proposed] Disclosure Statement With Respect to Joint Plan for Reorganization (the “Revised Disclosure Statement”) [Docket Item No. 137]; and

This Court, on June 20, 2003, having conducted a hearing to consider approval of the Revised Disclosure Statement and the Solicitation Procedures Motion; and, on or about June 25, 2003, having approved the Revised Disclosure Statement and the Solicitation Procedures Motion as meeting the requirements of Section 1125 of the Bankruptcy Code by entry of the Order (a) Approving Form Of Ballot, Voting Deadline And Solicitation Procedures, (b) Approving Form and Manner of Notice and (c) Approving Disclosure Statement (the “Solicitation Order”) [Docket Item No. 145]; and

On June 25, 2003, the Debtors having amended the Original Plan and filed the Joint Plan Of Reorganization Of Essential Therapeutics, Inc. And Its Debtor Subsidiaries (as modified by the GECC Stipulation (hereinafter defined), the “Plan”) [Docket Item No. 147]; and

The Debtors, on June 30, 2003 having served the (i) Plan, (ii) the Revised Disclosure Statement, (iii) the Notice to Preferred Stockholders of (A) Deadline for Casting Votes To Accept or Reject Proposed Plan of Reorganization, (B) Hearing to Consider Confirmation of Proposed Joint Plan of Reorganization and (C) Related Matters (the “Notice of Confirmation Hearings”) and (iv) an appropriate Ballot with instructions (all as approved in the Solicitation Order and collectively referred to herein as the “Solicitation Package(s)”), on all holders of record as of the Petition Date of Old Series B Preferred Stock2 against the Debtors entitled to vote on the Plan; and

The Debtors, on June 30, 2003 having served the Plan, the Revised Disclosure Statement and the Notice of Confirmation Hearings (all as approved in the Solicitation Order) on all holders of Allowed Claims against the Debtors and all holders of Interests in the Debtors, as well as on all parties requesting service pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”); and

The Debtors, on August 8, 2003, having filed the Affidavit of Cathie J. Boyer Certifying the Votes Accepting or Rejecting the Joint Plan of Reorganization of Essential Therapeutics, Inc. and its Subsidiaries [Docket Item No. 191], certifying the tabulation of the Ballots received with respect to the Plan; and

The Debtors, on July 23, 2003, having filed the Affidavit of Gregg Palmer of the Wall Street Journal regarding publication, on July 17, 2003, of the Notice of (A) Approval of the Debtors’ Disclosure Statement, (B) Non-Voting Status, (C) Objection Deadline and (D) Confirmation Hearing with respect to publication of notice of the Confirmation Hearing, the Objection Deadline and Voting Deadline in the Wall Street Journal [Docket Item No. 180]; and

This Court having reviewed and having been advised regarding the (i) Plan, (ii) the Revised Disclosure Statement, (iii) technical or non-material modifications to the Plan, if any, (iv) all filed objections and responses to the Plan, and (v) statements and comments regarding the Plan at the Confirmation Hearing; and

This Court having heard the statements of counsel in support of and in opposition to confirmation at the Confirmation Hearing, this Court having considered all testimony presented

2 Unless otherwise specified, capitalized terms and phrases used herein shall have the meanings assigned to them in the Plan.

and evidence admitted by declarations, affidavits or otherwise at the Confirmation Hearing, and this Court having taken judicial notice of the papers and pleadings on file in the above-captioned Chapter 11 Cases; and

This Court having heard the statements on the record at the Confirmation Hearing regarding the resolutions of certain of the objections to, and replies in support of, confirmation of the Plan; and

It appearing to this Court that (i) notice of the Confirmation Hearing and the opportunity of any party in interest to object to confirmation were adequate and appropriate as to all parties to be affected by the Plan and the transactions contemplated thereby; and (ii) the legal and factual bases presented at the Confirmation Hearing establish just cause for the relief granted herein;

Now, therefore, this Court hereby makes and issues the following Findings of Fact and Conclusions of Law, and issues this Order confirming the Plan, as follows.3

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A. On the Petition Date, the Debtors commenced their bankruptcy cases by filing voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under Section 109 of the Bankruptcy Code.

B. This Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157(a) and 1334. Venue in the District of Delaware was and is proper pursuant to 28 U.S.C. § 1408. This matter is a core proceeding pursuant to 28 U.S.C. § 157 (b)(2)(A), (B), (L) and (O).

3 This Order shall constitute this Court’s findings of fact and conclusions of law under Rule 52 of the Federal Rules of Civil Procedure, made applicable by Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

C. The Debtors have complied with each mandate of, and have not violated any prohibition of, Section 1125 of the Bankruptcy Code.

D. The Debtors have not modified the Plan in any material respect subsequent to serving the Solicitation Packages in accordance with the Solicitation Order, except as may be set forth in this Order.

E. The Debtors have complied, and the Plan complies with all applicable provisions of the Bankruptcy Code as required by 11 U.S.C. § 1129; specifically:

i. The Plan complies with all applicable provisions of Title 11 of the United States Code, including both 11 U.S.C. §§ 1122 and 1123.

ii. The Debtors have complied with all applicable provisions of Title 11 of the United States Code, including both 11 U.S.C. §§ 1122 and 1123.

iii. The Plan is dated and identifies the Debtors as the proponents of the Plan.

iv. The Debtors have proposed the Plan in good faith and not by any means forbidden by law as required by 11 U.S.C. §1129(a)(3).

v. All payments made by the Debtors for services or for costs and expenses incurred in connection with the Debtors’ bankruptcy cases have been, or are subject to, approval by this Court as required by 11 U.S.C. §1129(a)(4).

vi. The Debtors have disclosed that the Debtors’ current management will remain employed by Reorganized Essential Therapeutics after the Effective Date in the same capacity and under substantially similar terms of compensation as had been in place prior to the Petition Date, with the exception of Paul Mellett who is no longer employed by the Debtors, and have thereby complied with 11 U.S.C. §1129(a)(5).

vii. The Debtors are not subject to any governmental regulatory commission with jurisdiction over the rates of the Debtors as described in 11 U.S.C. §1129(a)(6), which is therefore inapplicable.

viii. Each class of Impaired Claims or Interests has accepted the Plan or will receive or retain under the Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount that such holder would so receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code, as required by 11 U.S.C. §1129(a)(7).

ix. Each class of Claims has accepted the Plan or is not impaired under the Plan as required by 11 U.S.C. §1129(a)(8), or such acceptance or non-impairment is not required by virtue of 11 U.S.C. §1129(b).

x. The Plan provides that each holder of an Administrative Claim, to the extent not previously paid, shall: (l) be paid the full amount of such Administrative Claim on the later of (a) the Effective Date, (b) the date within five Business Days after the date upon which such Administrative Claim becomes an Allowed Administrative Claim and (3) the date within five Business Days after the date upon which such Administrative Claim becomes payable; (2) be paid upon such other terms as may be agreed upon between such holder and the Debtors or upon Order of the Bankruptcy Court; or (3) be paid in accordance with the ordinary business terms with respect to payment of such Allowed Administrative Claims.

xi. At least one Impaired Class has accepted the Plan, thereby satisfying the requirements of 11 U.S.C. §1129(a)(10).

xii. Confirmation is not likely to be followed by the liquidation of the Debtors, nor is there any need for further financial reorganization as required by 11 U.S.C. §1129(a)(11).

xiii. All pre-petition fees payable by the Debtors under 28 U.S.C. § 1930 have been paid, or to the extent such fees have not been paid, such fees will be paid on or before the Effective Date. Notwithstanding anything to the contrary in the Plan, the Debtors shall continue to pay all fees that come due under 28 U.S.C. § 1930 as if the Debtors are three separate debtors.

xiv. The Plan and the Debtors, as appropriate, meet all applicable provisions of 11 U.S.C. §1129(a).

xv. The Plan does not discriminate unfairly as required by 11 U.S.C. §1129(b)(l).

xvi. The Plan is fair and equitable within the meaning of 11 U.S.C. § 1129(b)(l).

F. All settlements and compromises contained herein, contained in stipulations entered into by the Debtors and certain parties to the Plan, and/or embodied in the Plan, including, without limitation, that certain Stipulation Between General Electric Capital Corp. and Debtors Regarding Consensual Plan Treatment, dated July 30, 2003 [Docket Item No. 189], which was approved by Order of this Court dated September 2, 2003 (the “GECC Stipulation”), are hereby approved as fair, equitable, reasonable and in the best interest of the Debtors and their estates and holders of Claims, and such settlements and compromises shall be, and hereby are, effective and binding on all persons and entities who may have standing to assert such claims or causes of action. Pursuant to 11 U.S.C. §1123(b)(3) and Rule 9019(a) of the Federal Rules of Bankruptcy Procedure: (i) the settlements, compromises, releases, discharges, exculpations, and injunctions set forth in the Plan and implemented by this Confirmation Order, except as otherwise set forth herein, shall be, and hereby are, approved as fair, equitable, reasonable and in the best interests of the Debtors and their estates and all holders of Claims; (ii) the classification and manner of satisfying all Claims and Interests and the respective distributions and treatments under the Plan take into account and/or conform to the relative priority rights of the Claims and Interests in each class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, Section 510(b) of the Bankruptcy Code or otherwise; and (iii) the settlement, compromise and release of any and all such rights pursuant to the Plan, except as otherwise set forth herein, are in the best interests of the Debtors and their estates and holders of Claims against the Debtors, and shall be, and hereby are, approved as fair, equitable, and reasonable.

G. Notice of the settlements and compromises contained herein, in the Stipulations entered into by the Debtors and certain parties with respect to the Plan and/or embodied in the Plan, including the GECC Stipulation, are proper settlements and compromises under Bankruptcy Rule 9019, is adequate and proper under Bankruptcy Rule 2002 and applicable Local Rules, and, in accordance with Bankruptcy Rule 2002(a)(3), cause has been shown for not providing notice of such settlements and compromises other than notice actually provided.

IT IS HEREBY ORDERED THAT:

1. The Plan and each of its provisions shall be, and hereby are, confirmed and approved pursuant to Section 1129 of the Bankruptcy Code.

2. The terms of the Plan are incorporated herein by this reference as though set forth at length, and are an integral part of, this Confirmation Order. Notwithstanding the foregoing, if there is any conflict between the terms of the Plan and the terms of this Order, the terms of this Order shall control.

3. All objections and responses to, and statements and comments regarding, the Plan, to the extent not already withdrawn or resolved pursuant to representations on the record at the Confirmation Hearing, shall be, and hereby are, overruled.

4. Any executory contracts or unexpired leases which have not expired by their own terms on or prior to the Effective Date, which have not been assumed, assumed and assigned, or rejected with the approval of the Bankruptcy Court, which are not the subject of a motion to reject the same pending as of the Confirmation Date, or which are not subject to rejection through the provisions of the Plan, shall be deemed assumed by the Debtors as of the Effective Date or as otherwise agreed upon the relevant parties, and the entry of this Order by this Court shall constitute approval of such assumption pursuant to 11 U.S.C. §§ 365(a) and 1123. Notwithstanding the foregoing, nothing contained herein shall constitute an assumption of any executory contract or unexpired lease that terminated under its own terms prior to the Confirmation Date.

5. Notwithstanding the entry of this Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over the Debtors’ Chapter 11 Cases, and shall have exclusive jurisdiction over any matter arising under the Bankruptcy Code related to the Debtors’ Chapter 11 Cases or the Plan, after the Confirmation Date and after the Effective Date, to the fullest extent permitted by applicable law.

6. On the Effective Date, the Official Committee of Equity Security Holders (the “Committee”) shall be dissolved and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Debtors’ chapter 11 cases.

7. Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors shall serve notice of entry of this Order on (i) the Office of the United States Trustee; (ii) Counsel for holders of the Old Series B Preferred Stock; (iii) all parties requesting notice pursuant to Bankruptcy Rule 2002; and (iv) all holders of Claims and/or Interests, within the time prescribed by Del. Bankr. LR 9022-1. No further notice of the entry of this Confirmation Order shall be required.

8. Entry of this Confirmation Order shall constitute approval of the establishment of an administrative claims bar date (the “Administrative Claims Bar Date”) for the filing of all Administrative Claims (but not including Professional Fee Claims, the expenses of the members of the Committee or General Electric Capital Corporation, pursuant to the GECC Stipulation), which date shall be thirty (30) days after service of notice of the Effective Date. Holders of asserted Administrative Claims, other than the Office of the United States Trustee, not paid prior to the Confirmation Date must submit proofs of Administrative Claim on or before the Administrative Claim Bar Date or forever be barred from doing so. The notice of the Effective Date to be delivered pursuant to Bankruptcy Rule 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claim Bar Date. The Debtors shall have ninety (90) days (or such longer period as may be allowed by order of the Court) following the Administrative Claim Bar Date to review and object to such Administrative Claims. If no objection is made then Reorganized Essential Therapeutics shall pay such Administrative Claim pursuant to the terms of this Plan as soon as possible.

9. From and after the Effective Date, Reorganized Essential Therapeutics shall, in the ordinary course of business, without the necessity for any approval by the Bankruptcy Court, pay the reasonable professional fees and expenses incurred by Reorganized Essential Therapeutics related to implementation and consummation of the Plan.

10. Except as set forth in the GECC Stipulation, any person or entity seeking allowance of final compensation or reimbursement of expenses for professional services rendered to the

Debtors or in relation to these cases pursuant to Sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code shall file with the Bankruptcy Court and serve upon counsel for the Debtors an application for allowance of final compensation for services rendered and reimbursement of related expenses incurred on or before the Confirmation Date or in connection with this case (a “Final Fee Application”) not later than thirty (30) days after service of notice of the Effective Date.

11. A hearing to consider the Final Fee Applications so filed and served in accordance with the foregoing paragraph, if any, shall be held before the Court as soon as counsel may be heard, in the United States Bankruptcy Court for the District of Delaware (the “Final Fee Hearing”), or on such adjourned date and time as may be announced at the Final Fee Hearing.

12. No Final Fee Applications or other applications need be filed for compensation and reimbursement by professional persons for services rendered or expenses incurred on or after the Effective Date, and such compensation and reimbursement may be paid by Reorganized Essential Therapeutics in accordance with the Plan and ordinary business practices without further order of the Court.

13. Notwithstanding any provision to the contrary contained in the Plan and/or this Confirmation Order, following the Effective Date, Reorganized Essential Therapeutics shall have sixty (60) days, after receipt of written notice by registered or certified mail, to cure any default with respect to the terms, conditions or payment obligations of the Plan, and no such default shall be actionable, and no holder of a Claim or Interest shall be permitted to exercise any legal or equitable remedy, until the expiration of said sixty (60) day period and Reorganized Essential Therapeutics’ failure to so cure. In the event that Reorganized Essential Therapeutics fails to cure an event of default on or before sixty (60) days after receipt of written notice by registered or certified mail of said default, the party asserting such default may exercise any and all rights and remedies under applicable law and seek such relief as may be appropriate in this Court.

14. Notwithstanding any provisions to the contrary in the Plan, the Debtors or Reorganized Essential Therapeutics and all parties in interest shall have the non-exclusive right to commence objections to Claims until the later of: (i) sixty (60) days after the Effective Date; or (ii) 30 days following the date an Order allowing the holder of a Claim to file a proof of claim for such Claim after the Bar Date or the Administrative Bar Date (as applicable) becomes a Final Order. The Debtors or Reorganized Essential Therapeutics may seek to extend this period without further notice.

15. The following shall constitute conditions precedent to the occurrence of the Effective Date. The failure of any of the following conditions to occur shall, subject to the Debtors’ discretion, excuse the Debtors from all obligations under the Plan:

a) The entry of the Confirmation Order on terms agreeable to the Debtors;

b) The Confirmation Order becomes a Final Order; or

c) All other conditions stated in the Plan have occurred or been waived by the Debtors.

16. Upon occurrence of the Effective Date, all assets of any kind remaining in the Debtors’ estates shall vest in Reorganized Essential Therapeutics unless otherwise provided for by the Plan or this Confirmation Order. All assets held by the Debtors’ estates, including all property obtained by the Debtors’ estates after the Petition Date, shall vest in Reorganized Essential Therapeutics free and clear of all Claims and Interests of creditors of the Debtors unless otherwise provided by the Plan, this Confirmation Order, or the Bankruptcy Code.

17. Upon the Effective Date, Reorganized Essential Therapeutics shall be, and is, discharged from any debt that arose before the Confirmation Date and from any debt of a kind specified in:

(a) Section 502(g) of the Bankruptcy Code;

(b) Section 502(h) of the Bankruptcy Code;

(c) Section 502(i) of the Bankruptcy Code whether or not a Proof of Claim based on such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; whether or not such Claim is Allowed under Section 502 of the Bankruptcy Code or whether or not the holder of such Claim has accepted the Plan, except as otherwise provided for in Section 1141 of the Bankruptcy Code or the Plan or the Confirmation Order.

18. Except as expressly provided herein or in the Plan, the issuance of this Confirmation Order operates as a discharge, pursuant to §1141 (d)(1) of the Bankruptcy Code, effective as of the Effective Date, of any and all Claims against the Debtors that arose at any time before the Confirmation Date, including, but not limited to, all principal and interest, whether accrued before, on, or after the Petition Date, and shall operate to terminate all rights and interests of holders of Interests. On the Effective Date, as to every discharged debt and Claim, the Claimant that held such debt or Claim is permanently precluded and enjoined from asserting against the Debtors, or against any of the Debtors’ assets or properties, any other or further Claim based upon any document, instrument, transaction, act or omission, or other activity of any kind or nature that occurred prior to the Confirmation Date. Without limiting the generality of the foregoing, on the Effective Date, the Debtors shall be discharged from any debt that arose before the Confirmation Date, and any debt of a kind specified in § 502(g), 502(h) or 502(i) of the

Bankruptcy Code, to the full extent permitted by § 1141(d)(l)(A) of the Bankruptcy Code. Except as otherwise specifically provided in this Plan, nothing in this Plan shall be deemed to waive, limit or restrict in any way the discharge granted upon confirmation of the Plan in § 1141 of the Bankruptcy Code.

19. Unless otherwise specifically provided to the contrary herein or in the Plan, all injunctions or stays provided for in the Bankruptcy Case under §§ 105 or 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date shall remain in full force and effect until the Effective Date. In addition, from and after the Confirmation Date, and as provided herein, there shall be in place with regard to the Debtors’ assets and any Claims, a permanent injunction to the same extent and with the same effect as the stay imposed by § 362 of the Bankruptcy Code, and such permanent injunction will remain in effect except as otherwise provided hereunder. This permanent injunction shall further enjoin and prohibit any Person or Entity from taking any action which may affect the Debtors’ assets in any manner. In the event of any dispute over the scope, extent or effect of this permanent injunction, no Person or entity shall be authorized to prosecute or continue any action, litigation, claim or cause of action, without the express consent of the Debtors, or a Final Order of the Bankruptcy Court. The Bankruptcy Court shall have the sole and exclusive authority to hear, determine and adjudicate any such disputes or disagreements.

20. The rights and obligations of any person named or referred to in the Plan or holder of a Claim shall be binding upon, and shall inure to the benefit of, the successors and assigns of that person or holder.

21. The Plan will be binding upon and inure to the benefit of Reorganized Essential Therapeutics, its creditors, the holders of Claims and Interests against the Debtors, and their respective successors and assigns.

22. The provisions of this Plan shall not be severable unless such severance is agreed to by the Debtors and such severance would constitute a permissible modification of the Plan pursuant to Section 1127 of the Bankruptcy Code.

23. At any time after the Confirmation Date, but prior to substantial consummation of the Plan, the Plan may be modified by the Debtors upon approval of the Court, provided that the Plan, as modified, does not fail to meet the requirements of sections 1122 and 1123 of the Bankruptcy Code.

24. However, at any time after the Confirmation Date, the Debtors or Reorganized Essential Therapeutics may, without the approval of the Court, provided that it does not materially or adversely affect the interests of creditors, remedy any defect or omission, or reconcile any inconsistencies in the Plan or in the Confirmation Order, as such matters may be necessary to carry out the purposes, intent and effect of this Plan.

25. Except to the extent superseded by the Bankruptcy Code or other federal law, the rights, duties and obligations arising under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the choice of law rules thereof.

26. Any notice, request, or demand required or permitted to be made or provided to or upon the Debtors, or Reorganized Essential Therapeutics under the Plan or this Confirmation Order shall be (i) in writing, (ii) served by (certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission, however, if said notice, request or demand is made by facsimile transmission then in that event the written notice, request, or demand must also be served by first class mail, and (iii) deemed to have been duly given or made actually when received as follows:

If to the Debtors:

Essential Therapeutics

78 Fourth Avenue

Waltham, Massachusetts 02451

Attention: Elizabeth Grammer, General Counsel

with a copy to:

Ashby & Geddes, P.A.

222 Delaware Avenue

17th Floor

P.O. Box 1150

Wilmington, Delaware 19899

Attention: Christopher S. Sontchi, Esq.; and

Kane Kessler, PC

1350 Avenue of the Americas, 26th Fl

New York, NY 10019

Attention: Robert Kolodney, Esq.

27. This Confirmation Order is a final order and the period in which an appeal must be filed shall commence upon the entry hereof.

28. Pursuant to 11 U.S.C. § 1127 and Bankruptcy Rule 3019, any technical amendments or non-material modifications to the Plan, including pursuant to the GECC Stipulation, shall be and are hereby approved.

29. The following injunctions and releases are herewith approved as fair, equitable, reasonable, in the best interests of the Debtors, their estates and the holders of Claims and Interests, and necessary to confirmation and implementation of the Plan:

(a)	Injunction

Notwithstanding anything to the contrary in the Plan, pursuant to section 524 of the Bankruptcy Code, the discharge provided by Article XI.B of this Plan and section 1141 of the Bankruptcy Code shall act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged thereby. Except as otherwise expressly provided in the Plan or this Confirmation Order, all Persons which have held, hold, or may hold Claims against or Interests in the Debtors will be permanently enjoined, on and after the Confirmation Date, subject to the occurrence of the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind against the Debtors with respect to any such Claim or Interest, (b) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Interest, (c) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest, and (d) asserting any right of setoff, or subrogation, of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Debtors (including, but not limited to, Reorganized Essential Therapeutics) and their respective properties and interests in property.

(b)	Releases

1.

Notwithstanding anything to the contrary in the Plan, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, to the fullest extent permitted by applicable law, the Debtors and Reorganized Essential Therapeutics shall be presumed conclusively to have released each of their respective current and former officers, directors, independent accountants, representatives, employees, attorneys, financial advisors, and agents, and their respective property, from any and all claims, obligations, rights, Causes of Action, demands, suits, proceedings, and liabilities which the Debtors and Reorganized Essential Therapeutics may be entitled to assert, whether for tort, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part on any act or omission transaction, state of facts, circumstances or other occurrences taking place on or before the Petition Date in any way relating to the Debtors or Reorganized Essential Therapeutics; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, Causes of Action, demands, suits, proceedings, or liabilities based on any act or omission arising out of such Person’s gross negligence or willful misconduct, or arising out of such Person’s borrowing of money from any of the Debtors for any purpose other than, in the case of Paul Mellett, one of the Debtors’ former officers, the purchase of Old Common Stock Interests; and provided, further, that the Debtors and Reorganized Essential Therapeutics shall have the right to pursue such rights of action, including the rights under section 502(d) of the Bankruptcy Code, as a defensive measure, including for purposes of setoff against distributions, if any, due to a holder of a Claim or Interest pursuant to this Plan, and such rights shall be exercised exclusively by Reorganized Essential Therapeutics.

2.	None of the Debtors, Reorganized Essential Therapeutics, any Committee, or any of their respective members, officers, directors, employees, advisors, professionals or agents shall have or incur any liability to any holder of a Claim or Interest for any act or omission in connection with, related to, or arising out of, the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects, the Debtors, Reorganized Essential Therapeutics, the Committee(s) and each of their respective members, officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

30. The GECC Stipulation and the terms thereof are incorporated herein by this reference as though set forth at length, and are an integral part of, this Confirmation Order.

31. The absence of a reference in this Confirmation Order to a specific provision of the Plan shall not, and shall not be deemed to, affect or alter this Court’s ruling that every provision of the Plan has been approved and confirmed by the Court.

32. To the extent the terms of this Confirmation Order conflict with the Plan or the Disclosure Statement, the terms of this Confirmation Order shall control, and to the extent the terms of the Plan conflict with the Disclosure Statement, the terms of the Plan shall control.

IT IS SO ORDERED

Wilmington, Delaware Dated as of October 10, 2003	/s/ Mary F. Walrath

Mary F. Walrath Chief Judge, United States Bankruptcy Court

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